EXHIBIT 99.1

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                                         INCYTE GENOMICS, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                (UNAUDITED)

                                   THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                        DECEMBER 31,         DECEMBER 31,
                                    2000        1999        2000       1999
                                  --------- ---------   ---------  ---------
Revenue                            $55,416   $46,024    $194,167  $156,962

Costs and expenses:
Research and development            53,935    42,593     192,556   146,833
Selling, general and administrative 18,532    10,370      64,201    37,235
                                  ---------  --------   --------- ---------
     Total costs & expenses         72,467    52,963     256,757    184,068

Income (loss) from operations      (17,051)   (6,939)    (62,590)   (27,106)

Interest income and
   other income, net                 9,484       986      41,735     5,485
Interest and other expense          (2,735)      (68)    (10,529)     (316)
Equity in earnings of joint venture     --    (1,184)     (1,283)   (5,631)
Provision (benefit) from taxes         205      (800)        205      (800)
                                  --------- ---------   --------- ---------
Loss before extraordinary item     (10,507)    (6,405)    (32,872)  (26,768)

Extraordinary gain-
     debt extinguishment             3,137        --       3,137        --
                                  --------- ---------   --------- ---------
Net Loss                           $(7,370) $ (6,405)   $(29,735) $(26,768)
                                  ========= =========   ========= =========

Basic and diluted
     net loss per share           $ (0.11)  $ (0.11)    $  (0.47)  $ (0.48)
                                  ========= =========   ========= =========

Shares used in computation of:
Basic and diluted net loss per share      64,369     57,040      63,211     56,276
                                        =========  =========   =========  =========

Share  and  per  share  data  have  been  adjusted  to  reflect  the stock  split  that  occurred  in  2000.
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                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  (IN THOUSANDS)
                                             DECEMBER 31,   DECEMBER 31,
                                                 2000           1999
ASSETS
Cash and cash equivalents . . . . . . . . .  $     110,155  $      32,220
Marketable securities - available-for-sale.        472,025  $      34,717
Accounts receivable, net. . . . . . . . . .         35,022         26,608
Prepaid expenses and other current assets .         30,693         15,956
                                             -------------  -------------
   Total current assets . . . . . . . . . .        647,895        109,501

Property and eqiupment, net . . . . . . . .         98,948         67,293
Long-term investments . . . . . . . . . . .         40,003         19,275
Goodwill and other intangible assets, net .         82,944         14,564
Deposits and other assets . . . . . . . . .         17,030         11,301
                                             -------------  -------------
   Total assets . . . . . . . . . . . . . .  $     886,820  $     221,934
                                             =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable. . . . . . . . . . . . . .  $      17,497  $       6,501
Accrued compensation. . . . . . . . . . . .         13,023          6,731
Accrued and other current liabilities . . .         23,036         11,767
Deferred revenue. . . . . . . . . . . . . .         22,756         26,459
                                             -------------  -------------
   Total current liabilities. . . . . . . .         76,312         51,458

Non-current liabilities . . . . . . . . . .             --            194
Convertible subordinated notes. . . . . . .        187,814             --
                                             -------------  -------------
Total liabilities . . . . . . . . . . . . .        264,126         51,652

Total stockholders' equity. . . . . . . . .        622,694        170,282
                                             -------------  -------------
Total liabilities and stockholders' equity.  $     886,820  $     221,934
                                             =============  =============

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